Exhibit 1.1
GENVEC, INC.
11,258,279 Shares of Common Stock, par value $0.001 per share and Warrants to Purchase 2,251,654 Shares of Common Stock
PLACEMENT AGENCY AGREEMENT
               June 6, 2008
Merriman Curhan Ford & Co.
Boenning & Scattergood, Inc.
c/o Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, California 94108
Dear Sir or Madam:
     GenVec, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 11,258,279 shares (the “Offered Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 2,251,654 shares of Common Stock (the “Offered Warrants”) in the form attached hereto as Exhibit A, to certain investors (collectively, the “Investors”). The Offered Shares and the Offered Warrants shall be sold together as units, each unit consisting of one Offered Share and one Offered Warrant to purchase 0.20 of a share of Common Stock (such units are referred to herein individually as the “Offered Security” and collectively as the “Offered Securities”). The Offered Warrants shall be immediately separable from the units. The Company desires to engage you as its placement agents (each a “Placement Agent” and, collectively, the “Placement Agents”) in connection with such issuance and sale. The Common Stock issuable upon exercise of the Offered Warrants is herein referred to as the “Warrant Shares.” The Offered Securities are more fully described in the Registration Statement (as hereinafter defined).
     The Company hereby confirms as follows its agreements with the Placement Agents.
          1. Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree, severally and not jointly, to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a best efforts basis, by the Company of the Offered Securities to the Investors. The Placement Agents shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Offered Securities has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. The Company shall pay to the Placement Agents an aggregate amount equal to 6% of the proceeds received by the Company from the sale of the Offered Shares (such aggregate amount to be divided between the Placement Agents as agreed) as set forth on the cover page of the Prospectus (as hereinafter defined).

          2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and JPMorgan Chase Bank N.A., as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”). Prior to the Closing Date (as hereinafter defined), (i) each of the Investors will deposit an amount equal to the price per share as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Offered Securities purchased by it in the Escrow Account, and (ii) the Escrow Agent will notify the Company and the Placement Agents in writing of the amount of the funds to pay for the Offered Securities that have been received (the “Received Funds”). At 10:00 a.m., New York City time, on June 11, 2008, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the “Closing Date”), the Escrow Agent will release the Received Funds from the Escrow Account for collection by the Company, the Escrow Agent and the Placement Agents as provided in the Escrow Agreement and the Company shall (a) deliver the Offered Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company, and (b) shall deliver the Offered Warrants pursuant to the instructions of each Investor in the applicable Investor Purchase Agreements. The closing (the “Closing”) shall take place at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104. All actions taken at the Closing shall be deemed to have occurred simultaneously.
          3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agents that:
               (a) A “shelf” registration statement on Form S-3 (File No. 333-140373) with respect to the Common Stock and certain other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule. As used in this Agreement:
     (i) “Applicable Time” means 9:15 a.m. (New York City time) on the date of this Agreement;
     (ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) of the Rules and Regulations);
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Securities included in the Registration Statement or filed with the Commission pursuant to Rule

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424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Offered Securities;
     (v) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus listed on Schedule 1 hereto, and the information set forth on Schedule 2 hereto;
     (vi) “Prospectus” means the final prospectus relating to the Offered Securities including any prospectus supplement thereto relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vi) “Registration Statement” means, collectively, the various parts of the registration statement described in Section 3(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.
               (b) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Offered Securities; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
               (c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Securities.
               (d) The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus

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conformed, and any documents incorporated therein on or prior to the Closing, when filed with the Commission to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.
               (e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (f) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 8(b).
               (g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any documents filed and incorporated by reference therein on or prior to the Closing will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.
               (h) The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 8(b).
               (i) Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has retained in accordance with

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the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
               (k) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.
               (l) The Company does not have any subsidiaries.
               (m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. Except as set forth in the Registration Statement and the Prospectus or pursuant to plans or arrangements described therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.
               (n) The Company has full legal right, power and authority to enter into this Agreement, the Escrow Agreement and the proposed purchase agreements to be executed by each Investor and the Company, substantially in the form attached hereto as Exhibit C (the “Investor Purchase Agreements,” and together with this Agreement, the “Transaction Documents”), and perform the transactions contemplated hereby and thereby. The Transaction Documents have been authorized and this Agreement has been, and the Investor Purchase Agreements will be, validly executed and delivered by the Company and this Agreement is, and the Investor Purchase Agreements will be, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
               (o) The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly

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issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.
               (p) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.
               (q) To the Company’s knowledge, KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.
               (r) The Company is, and at the Closing Date will be, in compliance with all of the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”) with which the Company is required to comply. To the Company’s knowledge, there is, and has been, no failure on the part of any of the Company’s current officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act with respect to the Company.
The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15). The Company presented in its Form 10-Q for the three months ended March 31, 2008 (the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness o the disclosure controls and procedures based upon their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

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               (s) Except as set forth in or otherwise contemplated by the Registration Statement, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options, purchases under the Company’s Employee Stock Purchase Plan) or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change in, or affecting, the business, properties, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Change”) and (ii) the Company has not sustained, and does not expect to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
               (t) Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not entered into, and will not enter into prior to the Closing, any transaction or agreement, not in the ordinary course of business, that is material to the Company, or incurred or will incur prior to the Closing any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.
               (u) The Company does not own any real property. The Company has good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, if determined adversely to the Company, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company that is material to the business of the Company is held by the Company under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
               (v) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
               (w) There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents (collectively, the “Actions”); to the Company’s

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knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.
               (x) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, including but not limited to, the laws contained in, and the rules and regulations promulgated under, the Employee Retirement Income Security Act of 1974, as amended, and the Currency and Foreign Transactions Reporting Act of 1970, as amended, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or subject, except where such failure to perform or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect. The Company is not in violation of any provision of its organizational or governing documents.
               (y) All consents, authorizations, approvals and orders required in connection with the Transaction Documents have been obtained, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Market.
               (z) Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except for such violations that could not reasonably be expected to have a Material Adverse Effect.
               (aa) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which

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the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
               (bb) The Company and, to the knowledge of the Company, its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
               (cc) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.
               (dd) The Common Stock is currently listed on the NASDAQ Global Market. The Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements. The Company is, and expects that in the foreseeable future that it will continue to be, in compliance with such listing and maintenance requirements.
               (ee) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.
               (ff) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).
               (gg) Except as disclosed in the Registration Statement, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and

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trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Company Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Company Intellectual Property described in the Registration Statement that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Company Intellectual Property licensed or optioned by the Company; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Company Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to reexamination proceedings filed with the United States Patent and Trademark Office (the “USPTO”), opposition proceedings in comparable foreign authorities, or unpublished or provisional applications filed with the USPTO or comparable foreign authorities, the representations and warranties set forth in clauses (b), (c) or (d) above, are qualified as to the Company’s knowledge.
               (hh) The Company has filed all necessary federal, state and foreign income and franchise tax returns, after taking into account all applicable extensions obtained, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.
               (ii) The Company maintains insurance of the types and in the amounts that the Company reasonably believes are appropriate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, or acts of vandalism, all of which insurance, to the knowledge of the Company, is in full force and effect.
               (jj) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any United States federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
               (kk) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute

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any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agents have consented.
               (ll) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.
               (mm) The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.
               (nn) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agents (or the Placement Agents’ co-agent or sub-agent, if any) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.
          4. Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:
               (a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents (which approval shall not be unreasonably withheld or delayed), pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.
               (b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Offered Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Company has in good faith considered any reasonable objections or comments of the Placement Agents.
               (c) The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company

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makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.
               (d) If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.
               (e) The Company will furnish to the Placement Agents and their counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Offered Securities is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.
               (f) The Company will comply with all the undertakings contained in the Registration Statement.
               (g) Prior to the sale of the Offered Securities to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Offered Securities for offer and sale under the state securities

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or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.
               (h) The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents.
               (i) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.
               (j) The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds.”
               (k) The Company will use its best efforts to ensure that the Offered Shares are listed or quoted on the NASDAQ Global Market at the time of the Closing.
               (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Offered Shares to facilitate the sale or resale of any of the Offered Shares.
          5. Agreements of the Placement Agents. Each Placement Agent severally agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”). The Placement Agents also agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.
          6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Offered Securities, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Offered Securities, (4) the listing of the Common Stock on the NASDAQ Global Market, (5) any filings required to be made by the Placement

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Agents with FINRA and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6), (6) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6) and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) fees and disbursements of the Accountants incurred in delivering the letter described in Section 7(f) of this Agreement. The Company shall reimburse the Placement Agents for all reasonable travel, legal and other out-of-pocket expenses in an aggregate amount not to exceed $50,000.
          7. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder are subject to the following conditions:
               (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.
               (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities to Investors as contemplated hereby.
               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such,

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before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would have a Material Adverse Effect.
               (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.
               (e) The Placement Agents shall have received (i) an opinion, dated the Closing Date, of Hogan & Hartson LLP, counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents, and (ii) a letter, dated the Closing Date, of Hogan & Hartson LLP in form and substance reasonably satisfactory to the Placement Agents.
               (f) On the date hereof, the Accountants shall have furnished to the Placement Agents a letter, dated the date hereof (the “Comfort Letter”), addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Materials and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.
               (g) At the Closing, the Company shall furnish to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:
               1. (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.
               2. Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

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               3. Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.
               4. Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.
               5. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).
               6. The Company has complied with any request for additional information from the staff of any securities or other governmental authority (including, without limitation, the Commission) to the satisfaction of the staff of the Commission or such authorities.
               (h) At the Closing, the Company shall furnish to the Placement Agents a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Placement Agents.
          8. Indemnification.
               (a) The Company shall indemnify and hold harmless the Placement Agents, their respective directors, officers, employees and agents and each person, if any, who controls any of the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agents and (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact

16

required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in Section 8(b) below); provided, further, that such indemnity with respect to any Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information shall not inure to the benefit of the Placement Agents (or any person controlling any of the Placement Agents) from whom the person asserting any such loss, claim, damage, liability or action purchased Offered Securities which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that the Placement Agents failed to send or give a copy of the Preliminary Prospectus, Prospectus (as amended or supplemented) or Issuer Free Writing Prospectus to such person at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
               (b) The Placement Agents will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the name of the Placement Agents and the paragraph relating to placement agents’ fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.
               (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will

17

not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission prejudiced the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the indemnifying party has agreed in writing to pay such fees, expenses and other charges, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).
               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agents, the Company and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also

18

may be liable for contribution) to which the Company and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
          9. Termination.
               (a) The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents to the Company if, prior to delivery and payment for the Offered Securities, in the sole judgment of the Placement Agents (i) trading in the Common Stock of the Company shall have been suspended by the Commission

19

or by the NASDAQ Global Market, (ii) trading in securities generally on the NASDAQ Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agents, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus.
               (b) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all reasonable out-of-pocket expenses incurred in connection herewith in an aggregate amount not to exceed $50,000.
          10. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agents, on the other, exists; (ii) the Placement Agents are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Offered Securities, and such relationship between the Company, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agents may have to the Company with respect to the offering contemplated by this Agreement shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.
          11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 65 West Watkins Mill Road, Gaithersburg, MD 20878, Attention: Douglas J. Swirsky, with copies to Hogan & Hartson LLP, 111 S. Calvert Street, Suite 1600, Baltimore, MD 21202, Attention: Asher M. Rubin, Esq., or (b) if to the Placement Agents, at the office of Merriman Curhan Ford & Co., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Amy Cooper, CFA, with copies to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104-0050, Attention: James R. Tanenbaum, Esq.

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Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.
          12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agents or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Offered Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
          13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control any of the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.
          14. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.
          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          16. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

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     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.

Very truly yours, GENVEC, INC.
By:	/s/ Douglas J. Swirsky
	Name:	Douglas J. Swirsky
	Title:	Chief Financial Officer

Confirmed as of the date first above mentioned:

MERRIMAN CURHAN FORD & CO.

By:	/s/ Christopher Aguilar
Name: Christopher Aguilar
Title: General Counsel

BOENNING & SCATTERGOOD, INC.

By:	/s/ John Chuff
Name: John Chuff
Title: Chief Operating Officer

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SCHEDULE 1
ISSUER FREE WRITING PROSPECTUSES
Issuer Free Writing Prospectus dated June 6, 2008

SCHEDULE 2
TERM SHEET INFORMATION

Issuer:	GenVec, Inc., a Delaware corporation (the “Company”).

Securities Offered:	Up to an aggregate of (i) 11,258,279 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, and (ii) warrants to purchase up to 2,251,654 shares of common stock (the “Warrants”) (the “Offering”). The Shares and Warrants will be sold together as units, with each unit consisting of one share of common stock and one Warrant to purchase 0.20 shares of common stock. The Warrants are not attached to the shares of common stock being offered as part of the units. There will be no minimum offering amount.

Warrants:	The exercise price of the Warrants shall be $2.016 per share of common stock. The Warrants are exercisable beginning any time on or after December 11, 2008 and expire on June 11, 2013. The Warrants shall have the terms and conditions substantially as set forth in the Form of Warrant. A summary of the Warrants is attached as Exhibit A.

Purchase Price:	$1.51 per unit.

Use of Proceeds to Company:	The Company intends to use the net proceeds received from the sale of the securities for further development of its lead clinical program and other general corporate purposes.

Purchase and Closing Date:	The Company and each investor participating in the Offering (each an “Investor”) shall execute an Investor Purchase Agreement. It is expected that the closing of the Offering shall occur on or about June 11, 2008.

Risk Factors:	An investment in the Securities involves a high degree of risk. See the disclosure relating to the risks affecting the Company set forth or incorporated by reference in the base prospectus included in the registration statement relating to this Offering and the documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Nasdaq Global Market Symbol:	GNVC

Confidential Information:	The recipient of this Term Sheet and the materials attached hereto agrees with the Company, Merriman Curhan Ford & Co. and Boenning & Scattergood, Inc. to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, Merriman Curhan Ford & Co. and Boenning & Scattergood, Inc. or their agents during the course of the proposed Offering, and to comply with the recipient’s obligations under U.S. and state securities laws.

Placement Agents:	The Company has engaged Merriman Curhan Ford & Co. and Boenning & Scattergood, Inc. to act as placement agents in connection with the Offering. The placement agents will receive a fee of 6% of the proceeds of the Offering and expense reimbursement of no more than $50,000.

SCHEDULE 2
(Continued)
EXHIBIT A
DESCRIPTION OF WARRANTS
     Each purchaser of units will receive, for each unit purchased, one share of our common stock and one warrant representing the right to purchase 0.2 shares of common stock at an exercise price of $2.016 per share of common stock. The warrants will be exercisable on or after December 11, 2008 and will terminate on the fifth anniversary of the date the warrants are issued. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.
     There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing the warrants on any securities exchange or for quotation on The NASDAQ Global Market. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.
     Holders of the warrants may exercise their warrants to purchase shares of our common stock for cash on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value.
     Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.
     The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.
     If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or sell all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.
     The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 9.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 9.99%. The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrants shall not provide the holder with the right to net-settle the warrant in cash. Similarly, the absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of the warrant.
     The holder of a warrant will not possess any rights as a shareholder under that warrant until the holder exercises the warrant. The warrants may be transferred independent of the common stock with which they were issued, subject to applicable laws.

EXHIBIT A
FORM OF WARRANT

GENVEC, INC.
Warrant To Purchase Common Stock
Warrant No.: 2008-
Number of Shares of Common Stock:
Date of Issuance:                      ___, 2008 (“Issuance Date”)
GenVec, Inc., a Delaware Corporation, (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                         , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the                      (the “Exercisability Date”)1, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below) 0.20 fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. This Warrant is one of a series of warrants to purchase shares of Common Stock (the “SPA Warrants” issued pursuant to those certain Purchase Agreements, dated as of                      ___, 2008 (the “Subscription Date”), by and among the Company and the investors (the “Investors”) referred to therein (the “Purchase Agreements”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-140373) (the “Registration Statement”).
          1. EXERCISE OF WARRANT.
               (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company by the second Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”). On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Business Day following the date on which the Company has received all of the Exercise Delivery

[1]	To be six months from the Issuance Date.

Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company shall have received this Warrant (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
               (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.016 per share of Common Stock, subject to adjustment as provided herein.
               (c) Limitations on Exercises. (1) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section

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13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.
                    (2) No Exercise That Triggers Pill. This Warrant may not be exercised to acquire Warrant Shares to the extent that when added to those already beneficially owned by the Holder for purposes of the Rights Agreement dated as of September 7, 2001 between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”), such Warrant Shares would cause such Holder to become an Acquiring Person as that term is used in the Rights Agreement with respect to that Holder.
          2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
               (a) Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
               (b) Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 2(b)

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will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.
          3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and
               (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided, that in the event that the Distribution is of shares of Common Stock or common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).
          4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
               (a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any

4

limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
               (b) Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.
          5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the SPA Warrants are

5

outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).
          6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
          7. REISSUANCE OF WARRANTS.
               (a) Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by applicable securities laws. Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with all applicable transfer taxes , whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
               (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
               (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender;

6

provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.
               (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.
          8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6 of Annex I of the Purchase Agreements. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
          9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided, that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.
          10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
          11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Investors and shall not be construed against any person

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as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
          12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.
          13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach. Notwithstanding the foregoing, the absence of an effective registration statement relating to the issuance of Warrant Shares upon exercise of the Warrant shall not provide the Holder with the right to net-settle this Warrant in cash. Furthermore, the absence of an effective registration statement or applicable exemption from registration does not alleviate the Company’s obligation to deliver the Warrant Shares upon exercise of this Warrant.
          14. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
               (a) “Bloomberg” means Bloomberg Financial Markets.
               (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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               (c) “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
               (d) “Common Stock” means (i) the Company’s shares of Common Stock, $0.001 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
               (e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
               (f) “Eligible Market” means the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., The NASDAQ Stock Market, or the OTC Bulletin Board.®
               (g) “Expiration Date” means the fifth anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
               (h) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these

9

terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.
               (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
               (j) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
               (k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
               (l) “Principal Market” means the Nasdaq Global Market.
               (m) “Required Holders” means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.
               (n) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
               (o) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
               (p) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such

10

security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.
[Signature Page Follows]

11

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

GENVEC, INC.
By:
Name:
Title:

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
GENVEC, INC.
The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Warrant Shares”) of GenVec, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Exercise. The Holder intends to pay the sum of $                                         to the Company in accordance with the terms of the Warrant in connection with the exercise of the Warrant for                      Warrant Shares.
     2. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     3. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 1(d) of this Warrant to which this notice relates.
Date:                                          __,

   Name of Registered Holder

By:
      Name:
      Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice.

GENVEC, INC.
By:
Name:
Title:

EXHIBIT B
ESCROW AGREEMENT

ESCROW AGREEMENT
          This Escrow Agreement (“Escrow Agreement”), dated as of June ___, 2008, is entered into by and among GenVec, Inc., a Delaware corporation (the “Company”), Merriman Curhan Ford & Co. (“MCF&Co.”), Boenning & Scattergood, Inc. (“Boenning), (collectively with MCF&Co., the “Placement Agents”) and JPMorgan Chase Bank, N.A., a national banking association incorporated under the laws of the United States of America (the “Escrow Agent”).
          WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement dated as of the date hereof (the “Placement Agency Agreement”), pursuant to which the Company proposes to issue and sell ___ shares of its common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase                      shares of Common Stock (together, the “Offered Securities”) to certain investors (the “Investors”);
          WHEREAS, the Company has filed with the Securities and Exchange Commission a “shelf” registration statement on Form S-3 (Registration No. 333-140373) (which, together with all amendments or supplements thereto, is referred to herein as the “Registration Statement”);
          WHEREAS, the Company proposes to offer the Offered Securities to the Investors and the Placement Agents propose to receive subscriptions from such Investors on behalf of the Company for the total number of the Offered Securities being offered by the Company;
          WHEREAS, with respect to all subscription payments received from Investors (the “Subscription Payments”), the parties propose to establish an escrow account with the Escrow Agent at the office of its escrow administration, JPMorgan Chase Bank N.A., 333 S. Grand Ave., Los Angeles, CA 90071;
          WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained; and
          WHEREAS, the parties to this Escrow Agreement hereby acknowledge, agree and understand that the Escrow Agent has not reviewed, and is not a party to, the Placement Agency Agreement and is not responsible for any of the duties or responsibilities set forth therein.
          NOW THEREFORE, it is agreed as follows:
          1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest bearing trust account (the “Escrow Account”) for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments in accordance with the terms and conditions of this Escrow Agreement.
          2. Deposit of Escrowed Property. The Placement Agents, on behalf of the subscribers for the Offered Securities, shall from time to time, but in no event later than 12:00 p.m., New York City time, on the first business day (“business day” is defined for purposes of this Escrow Agreement as any day which is not a Saturday, Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) following the date of receipt by any Placement Agent, cause to be wired to or deposited with, or, cause the subscribers for the Offered Securities to wire or deposit with, the Escrow Agent funds or checks evidencing the Subscription Payments of the subscribers delivered in payment for the Offered Securities (the “Escrowed Property”). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the applicable Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 5 hereof. Upon receipt of funds or checks from any Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to the Escrow Account. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent shall liquidate to the extent of such dishonored check amount and debit the Escrow Account for the amount of such dishonored check.
          3. List of Subscribers. The Placement Agents shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds or checks pursuant to Section 2 hereof, a list, substantially in the form of Exhibit A hereto, containing the name, the address, the number of Offered Securities subscribed for, the Subscription Payment delivered to the Escrow Agent, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited (the “Subscriber List”). The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the amount of the Subscription Payment set forth on the Subscriber List delivered pursuant to this Section 3 and the amount of any Subscription Payment received by the Escrow Agent. The Escrow Agent is authorized to revise the Subscriber List to reflect the actual amount of Subscription Payment received and the release of any Subscription Payment pursuant to Section 4 hereof.
          4. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a (i) written notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”), from the Company or (ii) final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Placement Agents, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall promptly after receipt of such Offering Termination Notice or court order, and the clearance of all checks received by the Escrow Agent as Escrowed Property and in no event more than five business days thereafter send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 3 hereof whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the subscribers.

               (b) In the event that (i) the Offered Securities have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Placement Agents, shall deliver to the Escrow Agent a joint written notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Offered Securities are to be sold and delivered to the subscribers thereof as the “Closing Date”, which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, and identifying the subscribers and the number of Offered Securities to be sold to each subscriber thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered on the Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of any such checks shall, on such Closing Date, pay to the Company, the Placement Agents and the Escrow Agent, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agents in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Offered Securities to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3 hereof.
               (c) If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from the Escrow Account, the Company shall deliver to the Escrow Agent a written notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent shall promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.
               (d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3 hereof.
          5. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (c) four (4) business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested and in the case of each of clauses (a), (b) and (c) of this Section 5 when addressed as follows:

               If to the Company, to:
GenVec, Inc.
65 West Watkins Mill Rd.
Gaithersburg MD 20878
Attention: Doug Swirsky, CFO
Facsimile: (301) 944-1902
               with a copy to:
Hogan & Hartson LLP
111 South Calvert Street, Suite 1600
Baltimore, Maryland 21202
Attention: Asher M. Rubin, Esq.
Facsimile: (410) 659-2700
               if to the Placement Agent, to:
Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, California 94108
Attention: Elizabeth Feldman
Facsimile: (415) 358-4206
               with a copy to:
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: James R. Tanenbaum, Esq.
Facsimile: (212) 468-7900
               if to the Escrow Agent, to:
JPMorgan Chase Bank N.A.
Clearance and Agency Services
333 S. Grand Ave. 4th Floor
Los Angeles, CA 90071
Attention: Ronda Y. Carson
Facsimile: (213) 621-8090
or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. In addition, notices of changes of address shall not be effective until received.
          6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placements Agent that:
               (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.
               (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.
               (c) The Escrow Agent shall not be liable under this Escrow Agreement, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Parties shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with (a) the this Escrow Agent’s performance of this Escrow Agreement, tax reporting or withholding relating hereto, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Company or Merriman, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Account for the payment of any claim for indemnification, expenses and amounts due hereunder.
               (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the Company or the Placement Agents without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
               (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.
               (f) The Escrow Agent does not have, for tax reporting purposes, any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrowed Property or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the subscribers, in proportion to their respective Subscription Payment as set forth on Exhibit A hereto.
               (g) Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.
               (h) This paragraph (h) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.
               (i) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.
               (j) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
               (k) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Placement Agents or at any time may resign by giving written notice to such effect to the Company and the Placement Agents not less than 60 days’ prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is: (A) 30 days after the date of delivery to the Escrow Agent of the other parties’ notice of termination or (B) 60 days after the date of delivery to the other parties hereto of the Escrow Agent’s written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement.
               (l) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Offered Securities resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from taking any action and retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the affected subscribers, if any, directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.
               (m) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit E hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses of its outside counsel). The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for compensation, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account any amounts due to the Escrow Agent under this Section 6(m). The obligations contained in this Section 6(m) shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.
               (n) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 5 hereof, provided that nothing in this Section 6(n) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.
               (o) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement (including all exhibits thereto) and the Placement Agency Agreement and in the filings made by the Company under the Securities Exchange Act of 1934, as amended including the filing of this Escrow Agreement as an exhibit thereto.
               (p) Anything in this Escrow Agreement to the contrary, notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.
               (q) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of Chief Executive Officer and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Placement Agent or the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.
     7. Miscellaneous.
               (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Offered Securities and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.
               (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

               (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Offered Securities, if any, adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.
               (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.
               (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.
               (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Escrow Agreement which shall constitute the original.
               (g) Account Opening Information/TINs. Important Information about Procedures for Opening a New Account.
                    (i) For accounts opened in the US: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.
                    (ii) For non-US accounts: To help in the fight against the funding of terrorism and money laundering activities the Escrow Agent is required along with all financial institutions to obtain, verify and record information that identifies each person who opens an account. When the Company opens an account, the Escrow Agent will ask for information that will allow it to identify the Company.
                    (iii) Taxpayer Identification Numbers (“TINs”). (i) The Company, MCF&Co, and Boenning have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation, and each represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

Tax Certification: Taxpayer Identification Number (TIN): Social Security Number            Date:

or
Employee Identification Number

Name & Address:

Customer is a (check one):
Corporation                Partnership                Individual/sole proprietor           Trust
Limited liability company           Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership
Other
Taxpayer is (check if applicable):
      Exempt from backup withholding
Under the penalties of perjury, the undersigned certifies that:
(1)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);
(2)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and
(3) It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)
Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.
Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

GENVEC, INC.
By:
Name:
Title:

Tax Certification: Taxpayer Identification Number (TIN): Social Security Number            Date:

or
Employee Identification Number

Name & Address:

Customer is a (check one):
Corporation                           Partnership                           Individual/sole proprietor                           Trust
Limited liability company                    Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership
Other
Taxpayer is (check if applicable):
                     Exempt from backup withholding
Under the penalties of perjury, the undersigned certifies that:
(4)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);
(5)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and
(6) It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)
Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.
Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MERRIMAN CURHAN FORD & CO.
By:
Name:
Title:

BOENNING & SCATTERGOOD, INC.
By:
Name:
Title:

JPMORGAN CHASE BANK N.A.
By:
Name:
Title:

EXHIBIT A
SUMMARY OF CASH RECEIVED
NEW PARTICIPANT DEPOSIT

Date:	List Number:
Deposit Date:	Page of
Investment Date:	Approved By:
Batch Number:	JOB#:
For Bank use only
TITLE:

		*		*	OFFERED	*	TAX ID NO./				FOR BANK
NAME		*	DEPOSIT	*	SECURITIES	*	ADDRESS		SOC.SEC. NO.	*	USE ONLY
		*		*		*		*		*			TAX CODE
		*		*		*		*		*		*	EXEMPT(Y/N)
		*		*		*		*		*		*	W-9(YR) NRA
		*		*		*		*		*		*	1008(87)
		*		*		*		*		*		*

Broker	Misc.	*		*		*		*	Misc. II	*	Misc. III		TAX CODE
		*		*		*		*		*		*	EXEMPT(Y/N)
		*		*		*		*		*		*	W-2(YR) NRS
		*		*		*		*		*		*	W-8(YR)
		*		*		*		*		*		*	1008(87)
		*		*		*		*		*		*

Broker	Misc.	*		*		*		*	Misc. II	*	Misc. III		TAX CODE
		*		*		*		*		*		*	EXEMPT(Y/N)
		*		*		*		*		*		*	W-2(YR) NRS
		*		*		*		*		*		*	W-8(YR)
		*		*		*		*		*		*	1008(87)
		*		*		*		*		*		*

Broker	Misc.	*		*		*		*	Misc. II	*	Misc. III		TAX CODE
		*		*		*		*		*		*	EXEMPT(Y/N)
		*		*		*		*		*		*	W-2(YR) NRS
		*		*		*		*		*		*	W-8(YR)
		*		*		*		*		*		*	1000(87)
		*		*		*		*		*		*

Broker	Misc.	*		*		*		*	Misc. II	*	Misc. III
		*		*		*		*		*		*

EXHIBIT B
[Form of Offering Termination Notice]
                     , 2008
JPMorgan Chase Bank N.A.
333 S. Grand Ave. 4th Floor
Los Angeles, CA 90071
Attention: Ronda Y. Carson
Dear [Name]:
                         Pursuant to Section 4(a) of the Escrow Agreement dated as of June ___, 2008 (the “Escrow Agreement”) by and among GenVec, Inc. (the “Company”), Merriman Curhan Ford & Co., Boenning & Scattergood, Inc. and JPMorgan Chase Bank N.A., 333 S. Grand Ave., 4th Floor, Los Angeles, CA 90071, the Company hereby notifies you of the termination of the offering of the Offered Securities (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

GENVEC, INC.

By:
Name:
Title:

B-1

EXHIBIT C
[Form of Closing Notice]
June __, 2008
JPMorgan Chase Bank N.A.
333 S. Grand Ave. 4th Floor
Los Angeles, CA 90071
Attention: Ronda Y. Carson
Dear [Name]:
                         Pursuant to Section 4(b) of the Escrow Agreement dated as of June ___, 2008, (the “Escrow Agreement”) by and among GenVec, Inc. (the “Company”), Merriman Curhan Ford & Co. (“MCF& Co.”), Boenning & Scattergood, Inc. (“Boenning”) JPMorgan Chase Bank N.A., 333 S. Grand Ave., 4th Floor, Los Angeles, CA 90071, the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Offered Securities (as that term is defined in the Escrow Agreement), the Company will sell and deliver the Offered Securities to the subscribers thereof at a closing to be held on June ___, 2008 (the “Closing Date”). The names of the subscribers concerned, the number of the Offered Securities subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.
                         We hereby request that the aggregate subscription amount be paid to the Placement Agent, to the Escrow Agent and us as follows:
1.	To the Company, $ ;

2.	To MCF& Co., $ ;

3.	To Boenning, $ ; and

4.	To the Escrow Agent, $ .

C-1

          These instructions may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Very truly yours,

GENVEC, INC.

By:
Name:
Title:

MERRIMAN CURHAN FORD & CO.

By:
Name:
Title:

BOENNING & SCATTERGOOD, INC.

By:
Name:
Title:

C-2

SCHEDULE I

Name of	Number of	Subscription
Subscriber	Offered Securities	Amount

SCHEDULE II
Telephone Number(s) and signature(s) for
Person(s) Designated to give Funds Transfer Instructions
If to the Placement Agent:

Name	Telephone Number	Signature Specimen
Joe Balagot	(415) 262-1329
If to the Company:

Name	Telephone Number	Signature Specimen
Douglas Swirsky	(240) 632-5510
Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions
If to MCF& Co.:

Name	Telephone Number	Signature Specimen
Elizabeth Feldman	(415) 262-1330
If to the Company:

Name	Telephone Number	Signature Specimen
[Company contact 2]

Telephone call-backs shall be made to MCF& Co. and the Company if joint instructions are required pursuant to this Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

EXHIBIT D
[Form of Subscription Termination Notice]
                    , 2008
JPMorgan Chase Bank N.A.
333 S. Grand Ave.
Los Angeles, CA 90071
Attention: Ronda Y. Carson
Dear [Name]:
          Pursuant to Section 4(c) of the Escrow Agreement dated as of June    , 2008 (the “Escrow Agreement”) by and among GenVec, Inc. (the “Company”), Merriman Curhan Ford & Co., Boenning & Scattergood, Inc., JPMorgan Chase Bank N.A., 333 S. Grand Ave., 4th Floor, Los Angeles, CA 90071, the Company hereby notifies you that the following subscription(s) have been rejected:

	Amount of	Dollar
	Subscribed	Amount of
Name of	Offered Securities	Rejected
Subscriber	Rejected	Subscription

Very truly yours, GENVEC, INC.
By:
Name:
Title:

D-1

EXHIBIT E

Prepared for: MCF&CO.	June , 2008
Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Acceptance Fee & Account Setup	$1,500.00 waived

Annual Administrative Fee	$3,500.00
Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon account opening and in advance per annum for each year in which we act as Escrow Agent.
Extraordinary Services and Out-of Pocket Expenses:
Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of ten (10) hours and all reasonable out-of-pocket expenses including attorney’s fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s standard rate.
Modification of Fees:
Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level that is fair and reasonable in relation to the responsibilities assumed and the duties performed.
Disclosure & Assumptions:
•	All fees quoted are subject to our review and acceptance, and that of our legal counsel, of the documents governing the escrow account.

•	The deposit shall be uninvested.

•	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. We may ask for information that will enable us to meet the requirements of the Act.

•	Payment of the invoice is due upon receipt.

E-1

EXHIBIT C
FORM OF INVESTOR PURCHASE AGREEMENT

June 6, 2008
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD 20878
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
     1. This Purchase Agreement (the “Agreement”) is made as of the date hereof between GenVec, Inc., a Delaware corporation (the “Company”), and the Investor that is a signatory to this Agreement.
     2. The Company has authorized the sale and issuance of up to 11,258,279 shares of its common stock (the “Offered Shares”), par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 2,251,654 shares of Common Stock (the “Offered Warrants”) (the “Offering”). The Offered Shares and the Offered Warrants shall be sold together as units, each unit consisting of one Offered Share and one Offered Warrant (the “Warrant”) to purchase 0.2 of a share of Common Stock (such units are referred to herein individually as the “Offered Security” and collectively as the “Offered Securities”). The exercise price of the Warrants is $2.016 per share. The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (SEC File No. 333-140373).
     3. The Company and the Investor agree that the Offering is being made subject to the execution by the Company and the Placement Agents of the Placement Agency Agreement, delivery of the free writing prospectus dated the date hereof, delivery of the base prospectus relating to the Offered Securities, delivery of the preliminary prospectus dated the date hereof and delivery of additional offering information, including pricing information. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number Offered Securities set forth below the Investor’s name on Schedule I hereto, at a purchase price of $1.51 per share, pursuant to the Terms and Conditions for Purchase of Offered Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the Placement Agents and that there is no minimum offering amount. Shares of Common Stock will be credited to the Investor using customary book-entry procedures. The executed Warrant will be delivered pursuant to the terms thereof.
     4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) except as set forth on Schedule II hereto, neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member as of the date hereof.
     5. The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the registration statement and base prospectus relating to the Offered Securities, and the documents incorporated by reference therein, and that it was able to read, review, download and print each such filing.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

Name:

Title:

AGREED AND ACCEPTED:

GENVEC, INC.

By:

Name:

Title:

2

SCHEDULE I
SCHEDULE OF INVESTORS

Name of Investor:

Name of Individual Representing Investor:

Title of Individual Representing Investor:

Address:

Telephone:

Telecopier:

Number of	Number of	Price Per	Aggregate
Offered Shares	Offered Warrants	Offered Securities	Purchase
to Be Purchased	to be Purchased	In Dollars	Price
		$___	$

SCHEDULE II
SCHEDULE OF BENEFICIAL OWNERSHIP
     Please provide the number of securities of GenVec, Inc. that you or your organization will own immediately after Closing, including those Offered Securities purchased by you or your organization pursuant to this Purchase Agreement and those securities purchased or acquired by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF OFFERED SECURITIES
     1. Agreement to Sell and Purchase the Offered Securities; Placement Agent.
     1.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of shares of Common Stock and the number of Warrants set forth on Schedule I of this Agreement below such Investor’s name at the purchase price set forth therein.
     1.2 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Offered Securities to them. (The Investor and the Other Investors hereinafter collectively are referred to as the “Investors,” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.
     1.3 The Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof with Merriman Curhan Ford & Co. and Boenning & Scattergood, Inc. in their capacities as Placement Agents for the Offering (together, the “Placement Agents”), and the Company has agreed to pay the Placement Agents a fee in respect of the sale of the Common Stock and Warrants.
     2. Delivery of the Shares at Closing. The completion of the purchase and sale of the Offered Securities (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          The Company’s obligation to issue and sell the Offered Securities at Closing to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.
          The Investor’s obligation to purchase the Offered Securities shall be subject to the condition that the Placement Agents shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.
          Prior to the Closing, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to an account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of the date hereof, by and among the Company, the Placement Agents and JPMorgan Chase Bank, N.A. (the “Escrow Agent”). Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in the foregoing paragraph. The Company and the Placement Agents have agreed to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under the Escrow Agreement or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.

          At the Closing, payment shall be made by, or on behalf of, the Investor by release of funds by the Escrow Agent and the Company shall (a) deliver the Offered Shares purchased by the Investor to the Investor through DTC directly to the account(s) of the applicable DTC Holder as set forth on Annex II and (b) deliver the Warrants to the Investors at the address set forth on Annex II.
     3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
     3.1 The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.
     3.2 This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     4. Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to the Company as follows:
     4.1 The Investor has received the Company’s base prospectus relating to the Offered Securities, the free writing prospectus dated the date hereof and the preliminary prospectus related to the Offering. The Investor acknowledges that the Investor has received certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such Offering Information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended, including through a prospectus supplement, a free writing prospectus and oral communications.
     4.2 The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     4.3 The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Offered Securities and has, in connection with its decision to purchase the number of Offered Securities set forth on Schedule I to the Agreement, relied solely upon the registration statement, the prospectus, the free writing prospectus dated the date hereof and any amendments or supplements thereto and has not relied upon any information provided by the Placement Agents.
     4.4 The Investor understands that nothing in the registration statement, the prospectus, the free writing prospectus dated the date hereof and any amendments or supplements thereto, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Offered Securities.
     4.5 From and after obtaining knowledge of the sale of the Offered Securities contemplated hereby, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality.  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Offered Securities being purchased and the payment therefor.
     6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, at the office of the Company, 65 West Watkins Mill Road, Gaithersburg, MD 20878, Attention: Douglas J. Swirsky, with copies to Hogan & Hartson LLP, 111 S. Calvert Street, Suite 1600, Baltimore, MD 21202, Attention: Asher M. Rubin, Esq.; and (b) if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     11. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be as effective as original signatures.

Annex II
GENVEC, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: